UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 14, 2004

Magellan Health Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-6639	58-1076937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 Munson Road Farmington, Connecticut		06032
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (860) 507-1900

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure.

Magellan Heath Services, Inc. (the “Company”) today provided supplemental information with respect to its business and prospects at an investor conference, along with a review of its 2003 financial performance as recently reported in its Form 10-K Annual Report for the year ended December 31, 2003 filed with the Securities and Exchange Commission (“SEC”) on March 30, 2004.  Included was information regarding the Company’s 2004 earnings expectations.  A copy of the information presented at the conference is included in Exhibit 99.1 attached hereto.

Also presented at the conference was information regarding the financial results of the Company’s segments in 2003.  On April 9, 2004, the Company filed a Form 8-K Current Report with the SEC providing supplemental information on the financial results of its segments during each quarter of 2003, reflecting a reallocation made in the 2003 financial statements from 2002 in certain limited cases of customer contracts that would otherwise meet the definition of one segment but are managed and reported internally in another segment, as a result of which the membership and financial results of such contracts are now reflected in the segment in which it is reported internally.  Financial information regarding segment information, as reallocated, for the twelve months ended December 31, 2002, the three months ended December 31, 2002, and each quarter and all of 2003 was also presented at the investor conference and is included in the exhibit attached hereto.  This information may constitute non-GAAP financial information.  Management uses this information in considering and managing the Company’s business performance.  As further discussed in the 2003 Form 10-K, the Company’s managed behavioral healthcare business involves three operating segments which involve materially different mixes of products and services (including risk-based products and ASO products and other key customer contract characteristics), as well as different customer constituencies, and also a non-operating segment covering corporate and other affairs.  Management uses the pertinent segment information for internal reporting and control purposes and considers it important in making decisions regarding the allocation of capital and other resources, risk assessment and employee compensation, among other matters.  A reconciliation of this segment information to the Company’s financial information for the periods noted above is provided as Appendix A to the exhibit attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(a)  Financial Statements of business acquired:             Not applicable.

(b)  Pro forma financial information:             Not applicable.

(c)  Exhibits:

Exhibit Number	Description
99.1	Investor Conference Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

MAGELLAN HEALTH SERVICES, INC.
(Registrant)

Date: April 14, 2004	/s/ MARK S. DEMILIO
Mark S. Demilio
Executive Vice President and Chief Financial Officer